Exhibit 99.1

B&G Foods to Appoint Bruce C. Wacha as Chief Financial Officer

PARSIPPANY, N.J., November 6, 2017 — B&G Foods, Inc. (NYSE: BGS) announced today that it will appoint Executive Vice President of Corporate Strategy and Business Development, Bruce C. Wacha, to Executive Vice President of Finance and Chief Financial Officer, effective November 27, 2017.  As Chief Financial Officer, Mr. Wacha will oversee the Company’s finance organization and be responsible for all financial and accounting matters.  He will also continue to oversee the Company’s corporate strategy and business development, including mergers & acquisitions, capital markets transactions and investor relations.  He will continue to serve on the Company’s executive management team, reporting to President and Chief Executive Officer, Robert C. Cantwell.

“Since joining our executive team in August, Bruce has demonstrated excellent leadership skills, financial expertise and an excellent work ethic,” stated Mr. Cantwell.  “I’m delighted to announce Bruce’s appointment to CFO.  Bruce is an experienced and talented executive and after working with Bruce the past few months I am confident that he is the right person to lead our finance organization and help us achieve our growth objectives.”

Mr. Wacha joined B&G Foods from Amira Nature Foods Ltd. (NYSE: ANFI), where he spent three years as that company’s chief financial officer and executive director of the board of directors.  Prior to joining Amira Nature Foods, Mr. Wacha spent more than 15 years in the financial services industry at Deutsche Bank Securities, Merrill Lynch and Prudential Securities, where he advised corporate clients across the food, beverage and consumer products landscape.  Mr. Wacha earned a bachelor of arts and a master of business administration from Columbia University’s Columbia College and Columbia Business School.

Current interim Chief Financial Officer, Amy Chiovari, will continue in her role as Corporate Controller and assist with Mr. Wacha’s transition to Chief Financial Officer.  “I’d like to sincerely thank Amy Chiovari for serving as our interim Chief Financial Officer for the past eight months.  We are very fortunate to have someone of Amy’s caliber in our finance organization who was able to step up when needed and lead our finance team during this transition period.”

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Pirate’s Booty, Polaner, SnackWell’s, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ growth objectives and Mr. Wacha’s ability to help B&G Foods achieve those objectives.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Dara Dierks	Matt Lindberg
866.211.8151	203.682.8214